Exhibit 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 13, 2021, with respect to the consolidated financial statements of Luxe Energy LLC and Subsidiaries incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Permian Resources Corporation (formerly Centennial Resource Development, Inc.) for the registration of 243,518,132 shares of its common stock.

/s/ Ernst & Young LLP

Denver, Colorado

September 8, 2022